                                   EXHIBIT 99

                          Codorus Valley Bancorp, Inc.
                        Press Release date July 14, 2006


              CODORUS VALLEY BANCORP, INC. REPORTS RECORD EARNINGS
            Strong Growth Propels Assets over $500 Million Milestone

York, Pennsylvania (July 14, 2006) -- Codorus Valley Bancorp, Inc. (Nasdaq:
CVLY), the parent company of PeoplesBank, today announced record earnings of $1,423,000 or $.43 per share ($.42 diluted) for the quarter ended June 30, 2006, up 31% from the $1,085,000 or $.33 per share ($.32 diluted) earned for the same quarter of 2005. For the first six months of 2006, earnings were $2,784,000 or $.84 per share ($.82 diluted) compared to $2,313,000 or $.70 per share ($.69 diluted) for the same period in 2005. In addition, on July 11, 2006, the Board of Directors declared a regular quarterly cash dividend of $.13 per share payable on or before August 8, 2006 to shareholders of record July 25, 2006.

     Codorus Valley achieved a historic financial milestone on June 30, 2006, when total assets exceeded one-half billion dollars. Total assets on that date were approximately $517 million, or an 18% increase of $80 million over June 30, 2005 assets. Asset growth occurred primarily in business and consumer loans which were funded by strong deposit growth.

     "We are delighted with the continued strong performance of the company," commented Larry J. Miller, President and CEO of the Company. "As the largest independent financial institution headquartered in York County, we are especially proud of achieving the $500 million asset milestone while continuing to provide our clients and neighbors with the best community banking experience possible."

     Quarter-to-quarter and year-to-date results were positively impacted by several factors. Increases in net interest income and non-interest income more than offset increases in non-interest expense. Strong loan growth and fee generation as well as higher yields on variable rate business loans contributed to the increase in net interest income. Non-interest income was positively impacted by increased revenue from deposit and wealth management services. The increase in non-interest expense was attributable to corporate expansion and normal business growth. Additional detailed financial information is provided in the Financial Highlights section of this Press Announcement.

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                          -- ANNOUNCEMENT CONTINUED --

     Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, a Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through fourteen financial centers located throughout York County, Pennsylvania and a loan production office in Towson, Maryland. Mortgage banking, wealth management, insurance, trust, and real estate settlement services are also offered by the company. Additional information is available on the bank's website at www.peoplesbanknet.com.

     Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Announcement. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates," or similar expressions occur in this Press Announcement, management is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Announcement.

     QUESTIONS OR COMMENTS CONCERNING THIS PRESS ANNOUNCEMENT SHOULD BE DIRECTED TO THE FOLLOWING:


         Larry J. Miller                              Jann A. Weaver
Vice-Chairman, President, and CEO                       Treasurer
   Codorus Valley Bancorp, Inc.                 Codorus Valley Bancorp, Inc.
          717-747-1500                                 717-747-1502
          888-846-1970                                 888-846-1970
    lmiller@peoplesbanknet.com                  jweaver@peoplesbanknet.com


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             Condensed Consolidated Statements of Income (Unaudited)
                (in thousands of dollars, except per share data)

                               Three months ended           Six months ended
                                     June 30,                   June 30,
                                2006        2005          2006          2005
                               ------       ------      -------       -------
Interest income                $7,949       $6,006      $15,737       $11,871
Interest expense                3,504        2,136        6,596         4,028
                               ------       ------      -------       -------
  Net interest income           4,445        3,870        9,141         7,843
Provision for loan losses         145          175          355           375
Noninterest income              1,416        1,278        2,611         2,377
Loss on sale of securities          0          (86)           0           (86)
Gain on sale of mortgages          61           76          149           142
Noninterest expense             3,842        3,530        7,763         6,811
                               ------       ------      -------       -------
  Income before income taxes    1,935        1,433        3,783         3,090
Federal income tax                512          348          999           777
                               ------       ------      -------       -------
  Net income                   $1,423       $1,085      $ 2,784       $ 2,313
                               ======       ======      =======       =======
Basic earnings per share       $ 0.43       $ 0.33      $  0.84       $  0.70
Diluted earnings per share     $ 0.42       $ 0.32      $  0.82       $  0.69

            Condensed Consolidated Statements of Financial Condition
                            (in thousands of dollars)

                                          June 30,    December 31,       June 30,
                                            2006          2005            2005
                                         (Unaudited)   (Audited)       (Unaudited)
                                         -----------   ---------       -----------
Cash and short term investments           $ 32,212     $ 12,085         $ 19,140
Investment securities                       68,868       69,664           72,819
Loans                                      390,601      369,631          320,598
Allowance for loan losses                   (2,925)      (2,538)          (2,207)
Premises and equipment, net                 10,889       10,962           10,850
Other assets                                16,876       16,248           15,999
                                         -----------   ---------       -----------
   Total assets                           $516,521     $476,052         $437,199
                                         ===========   =========       ===========
Deposits                                  $427,072     $385,154         $357,157
Borrowed funds                              46,142       49,493           39,482
Other liabilities                            3,112        2,676            2,923
Shareholders' equity                        40,195       38,729           37,637
                                         -----------   ---------       -----------
   Total liabilities and shareholders'
     equity                               $516,521     $476,052         $437,199
                                         ===========   =========       ===========


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                       Selected Financial Data (Unaudited)


                                                                         Quarterly                             Year-to-Date
                                                     ----------------------------------------------     ---------------------------
                                                       2006          2006          2005      2005         2005           June 30,
                                                     2nd Qtr       1st Qtr       4th Qtr    3rd Qtr     2nd Qtr      2006     2005
                                                     -------       -------       -------    -------     -------    -------   -------
Earnings and Per Share Data (1)
  (in thousands, except per share data)
    Net income                                       $1,423        $1,361        $1,021      $1,283      $1,085     $2,784   $2,313
    Basic earnings per share                         $ 0.43        $ 0.41        $ 0.31      $ 0.39      $ 0.33     $ 0.84   $ 0.70
    Diluted earnings per share                       $ 0.42        $ 0.40        $ 0.30      $ 0.38      $ 0.32     $ 0.82   $ 0.69
    Cash dividends per share                         $0.124        $0.124        $0.124      $0.119      $0.113     $0.248   $0.226
    Book value per share                             $12.11        $11.92        $11.67      $11.54      $11.36     $12.11   $11.36
    Average shares outstanding                        3,319         3,319         3,316       3,314       3,307      3,319    3,304
    Average diluted shares outstanding                3,395         3,394         3,385       3,374       3,373      3,395    3,372

Performance Ratios (%)
    Return on average assets                           1.15          1.13          0.88        1.17        1.02       1.14     1.10
    Return on average equity                          14.17         13.79         10.54       13.45       11.66      13.98    12.54
    Return on average realized equity (2)             14.02         13.64         10.44       13.41       11.62      13.79    12.53
    Net interest margin (3)                            4.01          4.35          4.17        4.14        4.05       4.17     4.18
    Efficiency ratio (4)                               63.3          64.3          68.5        64.2        66.4       63.8     64.6

Asset Quality Ratios (%)
    Net loan (recoveries) charge-offs to
      average loans (5)                               (0.02)        (0.02)        (0.01)       0.10        0.04      (0.02)    0.02
    Allowance for losses to total loans                0.75          0.74          0.69        0.68        0.69       0.75     0.69
    Nonperforming assets to total loans
      and other real estate                            1.44          1.03          0.28        1.13        0.18       1.44     0.18

Capital Ratios (%)
    Average equity to average assets                   8.12          8.19          8.35        8.67        8.79       8.16     8.80
    Tier 1 leverage capital ratio                     10.25          8.84          9.57        9.62        9.56      10.25     9.56
    Tier 1 risk-based capital ratio                   12.15         10.65         10.61       11.32       11.52      12.15    11.52
    Total risk-based capital ratio                    12.85         11.34         11.26       11.95       12.15      12.85    12.15

(1)  per share amounts and shares outstanding were adjusted for stock dividends
(2) excludes accumulated other comprehensive income (loss), principally unrealized gains (losses) on investment securities
(3) net interest income (tax-equivalent) as a percentage of average earning assets
(4) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)
(5)  quarterly and year-to-date net loan (recoveries) charge-offs are annualized


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